Exhibit 3.28

CERTIFICATE OF MERGER

OF

BOYLE HOLDING CORPORATION

AND

CBA, INC.

AND

CONSOER, TOWNSEND & ASSOCIATES, INC.

AND

CONSOER TOWNSEND ENVIRODYNE ENGINEERS OF OHIO, INC.

AND

ENVIRODYNE ENGINEERS, INC.

AND

RUSTMARK, INC.

INTO

AECOM USA, INC.

(PURSUANT TO SECTION 904 OF THE NEW YORK BUSINESS CORPORATION LAW)

AECOM USA, Inc., a corporation organized and existing under the laws of the State of New York (the “Company”), does hereby certify:

1.                                      The Company is the legal and beneficial owner of one hundred percent (100%) of the outstanding shares of each class of capital stock of Boyle Holding Corporation, a corporation organized and existing under the laws of the State of California, CBA, Inc., a corporation organized and existing under the laws of the State of California, Consoer, Townsend & Associates, Inc., a corporation organized and existing under the laws of the State of Delaware, Consoer Townsend Envirodyne Engineers of Ohio, Inc., a corporation organized and existing under the laws of the State of Delaware, Enivrodyne Engineers, Inc., a corporation organized and existing under the laws of the State of Delaware, and Rustmark, Inc., a corporation organized and existing under the laws of the State of Minnesota (collectively the “Subsidiaries”, and together with the Company, the “Parties”).

2.                                      The Company, by resolutions adopted on September 30, 2015 by the Board of Directors of the Company, has deemed it advisable and in the best interests of the Parties to merge the Subsidiaries into the Company, with the Company as the surviving corporation (the “Merger”), and has approved the adoption of an Agreement and Plan of Merger (the “Plan of Merger”) setting forth the applicable terms and conditions of the Merger.

3.                                      Pursuant to Section 905(b) of the NYBCL, the Company, as one hundred percent (100%) legal and beneficial owner of the Subsidiaries, has waived the requirement that it submit a copy of the Plan of Merger to any minority shareholders of the Subsidiaries prior to the Merger.

4.                                      The Merger is permitted by, and is in compliance with, all applicable provisions of the New York Business Corporation Law (the “NYBCL”), the Delaware General Corporation Law (the “DGCL”), the California Corporations Code (the “CCC”), and the Minnesota Statutes (the “MS”).

5.                                      The Merger shall be effective as of the date of filing of this Certificate of Merger (the “Effective Date”).

6.                                      Forthwith upon the Effective Date, by virtue of the Merger and without any action on the part of the holder thereof, each outstanding share of the Subsidiaries shall be canceled and extinguished and no shares of the Company’s capital stock or other securities shall be issued in respect thereof.  The outstanding shares of the Company’s capital stock shall remain outstanding and are not affected by the Merger.

7.                                      The Certificate of Incorporation and Bylaws of the Company shall not be amended and shall remain the Certificate of Incorporation and Bylaws of the surviving corporation.

8.                                      The Company and the Subsidiaries intend that the merger qualifies as a tax-free statutory merger under Section 368(a)(1)(a) of the Internal Revenue Code of 1986, as amended.

9.                                      The information set forth in the following table is true and correct as of the date of the filing of this Certificate of Merger:

Name of Corporation	Date of Incorporation	Date of Filing for Authority to Conduct Business in New York	Designation and Number of Shares Outstanding all represent a single class of voting shares
AECOM USA, Inc.	May 03, 1930 (New York) #38901	N/A (NY Domestic)	100 Common
Boyle Holding Corporation	October 02, 2006 (California) #C2930127	N/A (No Filing in NY)	1,000 Common
CBA, Inc.	February 07, 1984 (California) #C1238769	N/A (No Filing in NY)	1,000 Common

Name of Corporation	Date of Incorporation	Date of Filing for Authority to Conduct Business in New York	Designation and Number of Shares Outstanding all represent a single class of voting shares
Consoer, Townsend & Associates, Inc.	February 24, 1987 (Delaware) #2118283	N/A (No Filing in NY)	1000 Common
Consoer Townsend Envirodyne Engineers of Ohio, Inc.	October 13, 1983 (Delaware) #2019081	N/A (No Filing in NY)	1000 Common
Envirodyne Engineers, Inc.	February 02, 1982 (Delaware) #0931255	N/A (No Filing in NY)	Class A Common 10,000 Class B Common 2,000 Class C Common 300
Rustmark, Inc.	March 10, 1982 (Minnesota) #4B-801	N/A (No Filing in NY)	1,000 Common

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the Company and the Subsidiaries have each caused this Certificate of Merger to be signed on this 30th day of September, 2015.

BOYLE HOLDING COMPANY a California corporation		CBA, INC. a California corporation

By:	/s/ Preston Hopson	By:	/s/ Preston Hopson
Name:	Preston Hopson	Name:	Preston Hopson
Title:	Secretary	Title:	Secretary

CONSOER, TOWNSEND & ASSOCIATES, INC. a Delaware corporation		CONSOER TOWNSEND ENVIRODYNE ENGINEERS OF OHIO, INC. a Delaware corporation

By:	/s/ Preston Hopson	By:	/s/ Preston Hopson
Name:	Preston Hopson	Name:	Preston Hopson
Title:	Secretary	Title:	Secretary

ENVIRODYNE ENGINEERS, INC. a Delaware corporation		RUSTMARK, INC. a Minnesota corporation

By:	/s/ Preston Hopson	By:	/s/ Preston Hopson
Name:	Preston Hopson	Name:	Preston Hopson
Title:	Secretary	Title:	Secretary

AECOM USA, INC. a New York corporation

By:	/s/ Robert K. Orlin
Name:	Robert K. Orlin
Title:	Secretary

[Signature Page to the Certificate of Merger for AECOM USA, Inc. as surviving entity]